Agreement to Merge

                                     between

                        State Financial Bank (Wisconsin),
                   State Financial Bank-Waterford (Wisconsin),
                        State Financial Bank (Illinois),
                Home Federal Savings & Loan Association of Elgin

                                       and

                 Bank of Northern Illinois, National Association

                              under the charter of

                 Bank of Northern Illinois, National Association

                               under the title of

                   State Financial Bank, National Association


This agreement made between State Financial Bank (hereinafter referred to as "SFB"), a banking association organized under the laws of Wisconsin, being located at Hales Corners, county of Milwaukee, in the state of Wisconsin, with a capital of $3,835,915, divided into 767,183 shares of common stock, each of $5 par value, surplus of $14,664,370, and undivided profits, including capital reserves, of $5,993,800, as of March 31, 2000, State Financial Bank-Waterford (hereinafter referred to "SFBW"), a banking association organized under the laws of Wisconsin, being located at Waterford, county of Racine, in the state of Wisconsin, with a capital of $100,000, divided into 1,000 shares of common stock, each of $100 par value, surplus of $4,577,115, and undivided profits, including capital reserves, of $571,741 as of March 31, 2000, State Financial Bank (hereinafter referred to as "SFBR"), a banking association organized under the laws of Illinois, being located at Richmond, county of McHenry, in the state of Illinois, with a capital of $450,000, divided into 90,000 shares of common stock, each of $5 par value, surplus of $10,899,043, and undivided profits, including capital reserves, of $855,609 as of March 31, 2000, Home Federal Savings & Loan Association of Elgin (hereinafter referred to as "Home"), a savings and loan association organized under the laws of the United States, being located at Elgin, county of Kane, in the state of Illinois, with a capital of $1,000, divided into 100,000 shares of common stock, each of $.01 par value, surplus of $35,537,088, and undivided profits, including capital reserves of $27,588,658 as of March 31, 2000 (and having paid an extraordinary dividend of $20,000,000 subsequent to March 31, 2000 and prior to the date hereof), and Bank of Northern Illinois, National Association (hereinafter referred to as "BNI"), a banking association organized under the laws of the United States, being located at Waukegan, county of Lake, in the state of Illinois, with a capital of $600,000, divided into 600 shares of common stock, each of $1,000 par value, surplus of $33,003,733, and undivided profits, including capital reserves, of $411,671, as of March 31, 2000, each acting pursuant to a resolution of its board of directors, adopted by the vote of a majority of its directors, pursuant to the authority given by and in accordance with the provisions of the Act of November 7, 1918, as amended (12 USC 215a, 215a-1, 215c and 1467a(s)), witnessed as follows:

Section 1.

SFB, SFBW, SFBR and Home shall be merged into BNI under the charter of BNI.

Section 2.

The name of the receiving association (hereinafter referred to as the "association") shall be State Financial Bank, National Association.

Section 3.

The business of the association shall be that of a national banking association. This business shall be conducted by the association at its main office to be located at 10708 West Janesville Road, Hales Corners, Wisconsin and at its legally established branches.

Section 4.

The amount of capital stock of the association shall be $600,000, divided into 600 shares of common stock, each of $1,000 par value, and at the time the merger shall become effective, the association shall have a surplus of $83,068,264, and undivided profits, including capital reserves, which when combined with the capital and surplus will be equal to the combined capital structures of the merging banks as stated in the preamble of this agreement, adjusted, however, for the payment from undivided profits of the extraordinary dividend by Home in the amount of $20,000,000 and for normal earnings and expenses between March 31, 2000, and the effective time of the merger.

Section 5.

All assets as they exist at the effective time of the merger shall pass to and vest in the association without any conveyance or other transfer. The association shall be responsible for all of the liabilities of every kind and description, including liabilities arising from the operation of a trust department, of each of the merging banks existing as of the effective time of the merger.

Section 6.

SFB shall contribute to the association acceptable assets having a book value, over and above its liability to its creditors, of at least $23,813,434, adjusted, however, for normal earnings and expenses between March 31, 2000 and the effective time of the merger.

SFBW shall contribute to the association acceptable assets having a book value, over and above its liability to its creditors, of at least $5,175,762, adjusted, however, for normal earnings and expenses between March 31, 2000 and the effective time of the merger.

SFBR shall contribute to the association acceptable assets having a book value, over and above its liability to its creditors, of at least $11,863,470, adjusted, however, for normal earnings and expenses between March 31, 2000 and the effective time of the merger.

Home shall contribute to the association acceptable assets having a book value, over and above its liability to its creditors, of at least $42,926,230, adjusted, however, for normal earnings and expenses between March 31, 2000 and the effective time of the merger.

At the effective time of the merger, the association shall have on hand acceptable assets having book value of at least $116,524,067 over and above its liabilities to its creditors, adjusted, however, for normal earnings and expenses between March 31, 2000 and the effective time of the merger.

Section 7.

Of the capital stock of the association, the presently outstanding 600 shares of common stock, each of $1,000 par value, and the holders of it shall retain their present rights. All shares of common stock of SFB, SFBW, SFBR and Home shall be cancelled.

Section 8.

None of the banks shall declare nor pay any dividend to its shareholders between the date of the agreement and the time at which the merger shall become effective, nor dispose of any of its assets in any other manner, except in the normal course of business and for adequate value.

Section 9.

The persons set forth in Exhibit 9 shall serve as the board of directors of the association to serve until the next annual meeting of its shareholders or until such time as their successors have been elected and qualified.

Section 10.

Effective as of the time this merger shall become effective as specified in the merger approval to be issued by the Comptroller of the Currency, (a) the Articles of Association of the resulting bank shall read in their entirety as the Articles of Association attached hereto as Exhibit 10(a); and (b) the Bylaws of the resulting association shall read in their entirety as the Bylaws attached hereto as Exhibit 10(b).

Section 11.

This agreement may be terminated by the unilateral action of the board of directors of any participant prior to the approval of the stockholders of the participant or by the mutual consent of the board of all participants after any shareholder group has taken affirmative action. Since time is of the essence to this agreement, if for any reason the transaction shall not have been consummated by June 30, 2001, this agreement shall terminate automatically as of that date unless extended, in writing, prior to this date by mutual action of the boards of directors of the participants.

Section 12.

This agreement shall be ratified and confirmed by the affirmative vote of shareholders of each of the merging banks owning at least two-thirds (or larger if required by state law) of its capital stock outstanding, at a meeting to be held on the call of the directors or by unanimous written consent; and the merger shall become effective at the time specified in a merger approval to be issued by the Comptroller of the Currency of the United States.

WITNESS, the signatures and seals of the merging banks and depository institution this 2nd day of October, 2000, each set by its chief executive officer or president or a vice president and attested to by its cashier or secretary, pursuant to a resolution of its board of directors, acting by a majority.


BANK OF NORTHERN ILLINOIS, NATIONAL ASSOCIATION



By /s/ Frank Maynard
  ----------------------------------

Title: President and CEO

/s/ Debra Salinas
------------------------------------
Secretary


STATE OF ILLINOIS              )
                               )ss:
COUNTY OF  LAKE                )
          ----------------------

On this 2nd day of October, 2000, before me, a notary public for this state and county, personally came Frank Mynard, as President and CEO, and Debra Salinas as secretary, of Bank of Northern Illinois, National Association, and each in his/her capacity acknowledged this instrument to be the act and deed of the association.

WITNESS my official seal and signature this day and year.

                                         /s/
                                         --------------------------------

(Seal of Notary)
                                         Notary Public, Lake County
My commission expires 12/17/01

Additional signature page to Agreement to Merge to create State Financial Bank, National Association.

STATE FINANCIAL BANK (WISCONSIN)



By /s/ John B. Beckwith
  ------------------------------------

Title:  President


/s/ Michael A. Reindl
--------------------------------------
Secretary




STATE OF WISCONSIN     )
                       )ss:
COUNTY OF MILWAUKEE    )

On this 3rd day of October, 2000, before me, a notary public for this state and county, personally came John B. Beckwith, as President, and Michael A. Reindl as Secretary, of State Financial Bank (Wisconsin), and each in his/her capacity acknowledged this instrument to be the act and deed of the association.

WITNESS my official seal and signature this day and year.

                                         /s/
                                         --------------------------------

(Seal of Notary)
                                        Notary Public, Milwaukee County

My commission expires 6/8/03

Additional signature page to Agreement to Merge to create State Financial Bank, National Association.

STATE FINANCIAL BANK-WATERFORD (WISCONSIN)



By /s/ Thomas M. Lilly
  -----------------------------------------------

Title:  President and CEO

/s/ Frances Morrical
-------------------------------------------------
Cashier


STATE OF WISCONSIN          )
                            )ss:
COUNTY OF RACINE            )

On this 2nd day of October, 2000, before me, a notary public for this state and county, personally came Thomas M. Lilly, as President and CEO, and Frances Morrical as cashier, of State Financial Bank-Waterford (Wisconsin), and each in his/her capacity acknowledged this instrument to be the act and deed of the association.

WITNESS my official seal and signature this day and year.

                                         /s/
                                         --------------------------------

(Seal of Notary)
                                         Notary Public, Milwaukee County

My commission expires 6/8/03

Additional signature page to Agreement to Merge to create State Financial Bank, National Association.

Attest:           STATE FINANCIAL BANK (ILLINOIS)



By /s/ Philip Hudson
  -----------------------------------------

Title:  CEO

/s/ Linda Palmer
--------------------------------------------
Cashier


STATE OF  ILLINOIS         )
         ------------------
                           )ss:
COUNTY OF  MCHENRY         )
          -----------------

On this 2nd day of October, 2000, before me, a notary public for this state and county, personally came Philip Hudson, as CEO, of State Financial Bank (Illinois), and in his capacity acknowledged this instrument to be the act and deed of the association.

WITNESS my official seal and signature this day and year.

                                         /s/
                                         --------------------------------

(Seal of Notary)
                                          Notary Public, McHenry County
My commission expires 2/5/04


STATE OF ILLINOIS             )
                              )ss:
COUNTY OF MCHENRY             )
          --------------------

On this 2nd day of October, 2000, before me, a notary public for this state and county, personally came Linda Palmer, as cashier, of State Financial Bank (Illinois), and in her capacity acknowledged this instrument to be the act and deed of the association.

WITNESS my official seal and signature this day and year.

                     /s/
                     --------------------------------

(Seal of Notary)
                                          Notary Public, McHenry County
My commission expires _____________

Additional signature page to Agreement to Merge to create State Financial Bank, National Association.

Attest:           HOME FEDERAL SAVINGS & LOAN ASSOCIATION OF ELGIN



By  /s/ Daniel L. Westrope
  -------------------------------------

Title:  President and CEO

/s/ Ruth Bart
---------------------------------------
Secretary



STATE OF ILLINOIS              )
                               )ss:
COUNTY OF  KANE                )
          ---------------------

On this 2nd day of October, 2000, before me, a notary public for this state and county, personally came Daniel L. Westrope, as President and CEO, and Ruth Bart as secretary, of Home Federal Savings & Loan Association of Elgin, and each in his/her capacity acknowledged this instrument to be the act and deed of the association.

WITNESS my official seal and signature this day and year.

                                         /s/
                                         --------------------------------

(Seal of Notary)
                                        Notary Public, Kane County
                                        My commission expires 5/14/02

                                    EXHIBIT 9

                   State Financial Bank, National Association
                               Board of Directors


                              Jerry Holz, Chairman
                                  Bruce Arbit
                                 John Beckwith
                                  Jay Burgess
                                   Ron Erdman
                                  Bruce Everly
                                   Mike Falbo
                                  Robert Franz
                                   Mike Green
                                  Henry Hines
                                   Dick Horn
                                  Phil Hudson
                                  Roger Kriete
                                   Don Laird
                                  John Moulis
                               Peyton Muehlmeier
                                   Tom Rakow
                                 Dick Scheflow
                                  Gary Schildt
                                  Bob Spitzer
                                   Dave Stamm
                                  Judy Stathas
                                   Barb Weis
                                  Dan Westrope